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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Pre-Effective Amendment No. 3 to the registration statement on Form N-1A ("Registration Statement") of our report dated August 1, 2000, relating to the financial statements of Pitcairn Funds which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
August 2, 2000